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                                                                    EXHIBIT 99.1

                                                 NEWS RELEASE

[CENTURY ALUMINUM LOGO]

CENTURY ALUMINUM COMPANY RECEIVES CONSENTS FROM HOLDERS OF OVER 96% OF ITS 11-3/4% SENIOR SECURED FIRST MORTGAGE NOTES DUE 2008 PURSUANT TO ITS TENDER OFFER AND CONSENT SOLICITATION


         AUGUST 6, 2004, MONTEREY, CA - Century Aluminum Company (NASDAQ: CENX) (the "Company") announced today that it has received consents from holders of more than 96% of its outstanding $325.0 million aggregate principal amount 11-3/4% Senior Secured First Mortgage Notes Due 2008 ("Notes") (CUSIP No. 156431AC2). The consents are sufficient to effect the proposed amendments to the indenture governing the Notes and to the related security documents as set forth in the Company's Offer to Purchase and Consent Solicitation Statement dated July 29, 2004, pursuant to which the tender offer and the consent solicitation are being made.


         To be eligible to receive the consent payment relating to the Notes, holders were required to consent to the proposed amendments on or prior to 5:00 p.m., New York City time, on Friday, August 6, 2004 (the "Consent Date"). Notes tendered prior to the Consent Date may not be withdrawn except as may be required by law.


         Century Aluminum will proceed to execute a supplemental indenture and amendments to security documents effecting the proposed amendments to the indenture and security documents. The supplemental indenture and amendments to the security documents will become operative only if the Company accepts the Notes for payment pursuant to the terms of the tender offer. When the supplemental indenture and the amendments to the security documents become operative, they will be binding on the holders of Notes not tendered for purchase in the tender offer.


         The tender offer will expire at 10:00 a.m., New York City time, on August 26, 2004, unless extended or earlier terminated.


         The closing of the tender offer is subject to certain conditions, including closing of the Company's previously announced private offerings of convertible notes and senior notes to finance the purchase of the Notes in the tender offer.


         The consideration for the Notes tendered will be calculated as of 10:00 a.m., New York City time, on August 12, 2004, based on a fixed-spread pricing formula. Subject to the satisfaction of the conditions to the tender offer, the payment date for the Notes will be promptly following the expiration date.
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         Credit Suisse First Boston LLC is the exclusive Dealer Manager and
Solicitation Agent for the tender offer and the consent solicitation. Questions regarding the tender offer and consent solicitation may be directed to Credit Suisse First Boston's Liability Management Group, at (800) 820-1653 (toll-free) or (212) 538-0652 (collect). Requests for documents may be directed to Morrow & Co., Inc., the Information Agent, by telephone at (800) 607-0088 (toll-free),
(800) 662-5200 (toll-free), or (212) 754-8000 (collect), or by e-mail at
cenx.info@morrowco.com.


         This press release is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consents with respect to any securities, including the Notes. The offer is being made solely by the Offer to Purchase and Consent Solicitation Statement and related Letter of Transmittal and Consent dated July 29, 2004.


         The securities that may be offered by the Company to finance the purchase of the Notes in the tender offer will be offered pursuant to an exemption from registration under the Securities Act of 1933. Such securities will not be registered under the Securities Act and, accordingly, may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements.


         ABOUT CENTURY


         Century is a producer of primary aluminum with 615,000 metric tons per year ("mtpy") of primary aluminum production capacity. Century owns and operates a 244,000-mtpy primary aluminum reduction facility at Hawesville, KY, a 170,000-mtpy facility in Ravenswood, WV and a 90,000-mtpy facility in Grundartangi, Iceland. Century also owns a 49.67-percent interest in a 222,000-mtpy facility in Mt. Holly, SC. Alcoa Inc. owns the remainder and is the operator of the facility. Century's corporate offices are located in Monterey, CA.


         FORWARD LOOKING STATEMENT


         This press release may contain "forward-looking statements" within the meaning of U.S. federal securities laws. Century has based its forward-looking statements on current expectations and projections about the future, however these statements are subject to risks, uncertainties and assumptions, any of which could cause Century's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in Century's filings with the Securities and Exchange Commission. Century does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.


         CONTACT:

         Century Aluminum Company - A.T. Posti, 831-642-9364



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